Exhibit 99.1

A.B. Mendez
Investor Relations
210.220.5234
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
July 25, 2024

CULLEN/FROST REPORTS SECOND QUARTER RESULTS
Board increases quarterly common dividend by 3.3 percent to $0.95

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported second quarter 2024 results.
Net income available to common shareholders for the second quarter of 2024 was $143.8 million compared to $160.4 million for the second quarter of 2023. On a per-share basis, net income available to common shareholders for the second quarter of 2024 was $2.21 per diluted common share, compared to $2.47 per diluted common share reported a year earlier. Returns on average assets and average common equity were 1.18 percent and 17.08 percent, respectively, for the second quarter of 2024 compared to 1.30 percent and 19.36 percent, respectively, for the same period a year earlier.
For the second quarter of 2024, net interest income on a taxable-equivalent basis was $417.6 million, up 2.2 percent compared to the same quarter in 2023. Average loans for the second quarter of 2024 increased $2.0 billion, or 11.3 percent, to $19.7 billion, from the $17.7 billion reported for the second quarter a year earlier, and increased $540.0 million, or 2.8 percent, compared to the first quarter of 2024. Average deposits for the second quarter decreased $496.8 million, or 1.2 percent, to $40.5 billion, compared to the $41.0 billion reported for last year's second quarter, and decreased $214.7 million, or 0.5 percent, compared to the first quarter of 2024. Average non-interest-bearing deposits were down $297.6 million, or 2.1 percent, from the first quarter. Average interest-bearing deposits were up $82.9 million, or 0.3 percent, from the first quarter.

“Our people continue to execute on our organic growth strategy, and the results are shown in our second-quarter earnings as well as our solid loan growth,” said Cullen/Frost Chairman and CEO Phil Green. “We have the best bankers in the best markets, providing the best customer experience of any bank in our markets, and our continued investments will set us up to be able to extend our value proposition to more consumers and businesses throughout the state.”
For the first six months of 2024, net income available to common shareholders was $277.9 million, down 17.4 percent compared to $336.4 million for the first six months of 2023. Diluted EPS available to common shareholders for the first six months of 2024 was $4.27 compared to $5.17 in the year-earlier period. Returns on average assets and average common equity for the first six months of 2024 were 1.14 percent and 16.13 percent, respectively, compared to 1.35 percent and 20.92 percent, respectively, for the same period in 2023.

Noted financial data for the second quarter of 2024 follows:

•The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the second quarter of 2024 were 13.35 percent, 13.82 percent and 15.27 percent, respectively, and continue to be in excess of well-capitalized levels and exceed Basel III minimum requirements.
•Net interest income on a taxable-equivalent basis was $417.6 million for the second quarter of 2024, an increase of 2.2 percent, compared to the prior year period. Net interest margin was 3.54 percent for the second quarter compared to 3.48 percent for the first quarter of 2024 and 3.45 percent for the second quarter of 2023.
•Non-interest income for the second quarter of 2024 totaled $111.2 million, an increase of $7.7 million, or 7.4 percent, from the $103.5 million reported for the second quarter of 2023. Trust and investment management fees increased $2.0 million or 5.1 percent, compared to the second quarter of 2023. The increase in trust and investment management fees during the second quarter was primarily related to an increase in investment management fees (up $2.8 million), and oil and gas fees (up $906,000), partly offset by decreases in estate fees (down $996,000) and real estate fees (down $753,000). Service charges on deposit accounts increased $2.6 million or 11.2 percent, compared to the second quarter of 2023. The increase in the second quarter was primarily related to increases in commercial service charges (up $1.3 million) and commercial and consumer overdraft charges (up $1.1 million), among other things. Other non-interest income increased $1.0 million, or 10.1 percent, compared to the second quarter of 2023. The increase was primarily related to an increase in public finance underwriting fees (up $1.1 million). Insurance commissions and fees increased $979,000, or 7.6 percent, compared to the second quarter of 2023. The increase in the second quarter was primarily the result of an increase in commission income (up $891,000), mainly related to commercial lines property and casualty commissions.
•Non-interest expense was $317.0 million for the second quarter of 2024, up $31.9 million, or 11.2 percent, compared to the $285.0 million reported for the second quarter a year earlier. Salaries and wages expense increased $18.0 million, or 13.5 percent, compared to the second quarter of 2023. The increase in salaries and wages was primarily related to increases in salaries due to annual merit and market increases and to an increase in the number of employees. The increase in the number of employees was partly related to our investment in organic expansion in various markets. Employee benefits expense increased by $2.0 million, or 7.5 percent, compared to the second quarter of 2023. The increase in employee benefits expense was primarily related to increases in medical/dental benefits expense (up $1.5 million) and payroll taxes (up $1.3 million), partly offset by a decrease in 401(k) plan expense (down $618,000), among other things. Other non-interest expense increased $6.1 million, or 11.3 percent, compared to the second quarter of 2023. The increase in other non-interest expense during the second quarter of 2024 included increases in professional services expense (up $862,000), which was primarily related to information technology services; advertising/promotions expense (up $757,000); and fraud losses (up $500,000), among other things. Technology, furniture, and equipment expense increased $2.9 million, or 8.8 percent, compared to the second quarter of 2023. The increase was primarily related to increased cloud services expense.
•For the second quarter of 2024, the company reported a credit loss expense of $15.8 million, and reported net loan charge-offs of $9.7 million. This compares to a credit loss expense of $13.7 million and net loan charge-offs of $7.3 million for the first quarter of 2024 and a credit loss expense of $9.9 million and net loan charge-offs of $9.8 million for the second quarter of 2023. The allowance for credit losses on loans as a percentage of total loans was 1.28 percent at June 30, 2024, compared to 1.29 percent at the end of the first quarter of 2024 and 1.32 percent at the end of the second quarter of 2023. Non-accrual loans were $75.0 million at the end of the second quarter of 2024, compared to $71.5 million at the end of the first quarter of 2024 and $67.8 million at the end of the second quarter of 2023.

The Cullen/Frost board declared a third-quarter cash dividend of $0.95 per common share, representing a 3.3 percent increase compared to the previous quarterly dividend of $0.92 per share. The dividend on common stock is payable September 13, 2024 to shareholders of record on August 30 of this year. The board of directors also declared a cash dividend of $11.125 per share of Series B Preferred Stock (or $0.278125 per depositary share). The depositary shares representing the Series B Preferred Stock are traded on the NYSE under the symbol "CFR PrB." The Series B Preferred Stock dividend is payable September 16, 2024 to shareholders of record on August 30 of this year.
Cullen/Frost Bankers, Inc. will host a conference call on Thursday, July 25, 2024, at 1 p.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-877-709-8150 or via webcast on our investor relations website linked below. Playback of the conference call will be available after 5 p.m. CT on the day of the call until midnight Sunday, July 28, 2024 at 1-877-660-6853 with Conference ID # of 13747676. A replay of the call will also be available by webcast at the URL listed below after 5 p.m. CT on the day of the call.

Cullen/Frost investor relations website: https://investor.frostbank.com/

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $48.8 billion in assets at June 30, 2024. Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at www.frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results
Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.
•Inflation, interest rate, securities market, and monetary fluctuations.
•Local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.
•Changes in the financial performance and/or condition of our borrowers.
•Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.
•Changes in estimates of future credit loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•Changes in our liquidity position.
•Impairment of our goodwill or other intangible assets.
•The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
•Changes in consumer spending, borrowing, and saving habits.
•Greater than expected costs or difficulties related to the integration of new products and lines of business.
•Technological changes.
•The cost and effects of cyber incidents or other failures, interruptions, or security breaches of our systems or those of our customers or third-party providers.
•Acquisitions and integration of acquired businesses.
•Changes in the reliability of our vendors, internal control systems or information systems.
•Our ability to increase market share and control expenses.
•Our ability to attract and retain qualified employees.
•Changes in our organization, compensation, and benefit plans.
•The soundness of other financial institutions.
•Volatility and disruption in national and international financial and commodity markets.
•Changes in the competitive environment in our markets and among banking organizations and other financial service providers.
•Government intervention in the U.S. financial system.
•Political or economic instability.
•Acts of God or of war or terrorism.
•The potential impact of climate change.
•The impact of pandemics, epidemics, or any other health-related crisis.
•The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.
•The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) and their application with which we and our subsidiaries must comply.
•The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.
•Our success at managing the risks involved in the foregoing items.
In addition, financial markets and global supply chains may continue to be adversely affected by the current or anticipated impact of global wars/military conflicts, terrorism, or other geopolitical events.
Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2024		2023
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$396,712	$390,051	$388,152	$385,426	$385,266
Net interest income (1)	417,621	411,367	409,904	407,353	408,594
Credit loss expense	15,787	13,650	15,981	11,185	9,901
Non-interest income:
Trust and investment management fees	41,404	39,085	40,163	37,616	39,392
Service charges on deposit accounts	26,114	24,795	24,535	23,603	23,487
Insurance commissions and fees	13,919	18,296	12,743	13,636	12,940
Interchange and card transaction fees	5,351	4,474	4,608	4,672	5,250
Other charges, commissions, and fees	13,020	12,060	12,104	13,128	12,090
Net gain (loss) on securities transactions	—	—	—	12	33
Other	11,382	12,667	19,598	13,331	10,336
Total non-interest income	111,190	111,377	113,751	105,998	103,528

Non-interest expense:
Salaries and wages	151,237	148,000	146,616	137,562	133,195
Employee benefits	28,802	35,970	28,065	26,527	26,792
Net occupancy	32,374	31,778	30,752	31,581	31,714
Technology, furniture, and equipment	35,951	34,995	34,484	35,278	33,043
Deposit insurance	8,383	14,724	58,109	6,033	6,202
Other	60,217	60,750	67,196	56,275	54,096
Total non-interest expense	316,964	326,217	365,222	293,256	285,042
Income before income taxes	175,151	161,561	120,700	186,983	193,851
Income taxes	29,652	25,871	18,149	31,332	31,733
Net income	145,499	135,690	102,551	155,651	162,118
Preferred stock dividends	1,669	1,669	1,669	1,668	1,669
Net income available to common shareholders	$143,830	$134,021	$100,882	$153,983	$160,449

PER COMMON SHARE DATA
Earnings per common share - basic	$2.21	$2.06	$1.55	$2.38	$2.47
Earnings per common share - diluted	2.21	2.06	1.55	2.38	2.47
Cash dividends per common share	0.92	0.92	0.92	0.92	0.87
Book value per common share at end of quarter	55.02	54.36	55.64	44.59	50.55

OUTSTANDING COMMON SHARES
Period-end common shares	63,989	64,251	64,185	64,017	64,120
Weighted-average common shares - basic	64,193	64,216	64,139	64,067	64,241
Dilutive effect of stock compensation	140	156	176	172	187
Weighted-average common shares - diluted	64,333	64,372	64,315	64,239	64,428

SELECTED ANNUALIZED RATIOS
Return on average assets	1.18%	1.09%	0.82%	1.25%	1.30%
Return on average common equity	17.08	15.22	13.51	18.93	19.36
Net interest income to average earning assets	3.54	3.48	3.41	3.44	3.45

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2024		2023
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$19,652	$19,112	$18,609	$17,965	$17,664
Earning assets	45,527	45,883	45,579	45,366	45,929
Total assets	48,960	49,324	49,087	48,804	49,317
Non-interest-bearing demand deposits	13,679	13,976	14,697	14,823	15,231
Interest-bearing deposits	26,831	26,748	26,487	26,005	25,776
Total deposits	40,510	40,724	41,184	40,828	41,007
Shareholders' equity	3,533	3,687	3,108	3,372	3,470

Period-End Balance:
Loans	$19,996	$19,388	$18,824	$18,399	$17,746
Earning assets	45,344	46,164	47,124	45,218	45,146
Total assets	48,843	49,505	50,845	48,747	48,597
Total deposits	40,318	40,806	41,921	40,992	40,701
Shareholders' equity	3,666	3,638	3,716	3,000	3,387
Adjusted shareholders' equity (1)	4,975	4,914	4,836	4,779	4,692

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$256,307	$250,297	$245,996	$242,235	$233,619
As a percentage of period-end loans	1.28%	1.29%	1.31%	1.32%	1.32%

Net charge-offs:	$9,726	$7,349	$10,884	$4,992	$9,828
Annualized as a percentage of average loans	0.20%	0.15%	0.23%	0.11%	0.22%

Non-accrual loans:	$74,987	$71,515	$60,907	$67,175	$67,781
As a percentage of total loans	0.38%	0.37%	0.32%	0.37%	0.38%
As a percentage of total assets	0.15	0.14	0.12	0.14	0.14

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	13.35%	13.41%	13.25%	13.32%	13.42%
Tier 1 Risk-Based Capital Ratio	13.82	13.89	13.73	13.81	13.92
Total Risk-Based Capital Ratio	15.27	15.35	15.18	15.28	15.39
Leverage Ratio	8.62	8.44	8.35	8.17	8.11
Equity to Assets Ratio (period-end)	7.51	7.35	7.31	6.15	6.97
Equity to Assets Ratio (average)	7.22	7.47	6.33	6.91	7.04

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Six Months Ended
	June 30,
	2024	2023
CONDENSED INCOME STATEMENTS
Net interest income	786,763	785,086
Net interest income (1)	828,988	834,438
Credit loss expense	29,437	19,005
Non-interest income:
Trust and investment management fees	80,489	75,536
Service charges on deposit accounts	50,909	45,366
Insurance commissions and fees	32,215	31,892
Interchange and card transaction fees	9,825	10,139
Other charges, commissions and fees	25,080	23,794
Net gain (loss) on securities transactions	—	54
Other	24,049	22,012
Total non-interest income	222,567	208,793

Non-interest expense:
Salaries and wages	299,237	263,540
Employee benefits	64,772	60,714
Net occupancy	64,152	62,063
Technology, furniture and equipment	70,946	65,524
Deposit insurance	23,107	12,447
Other	120,967	105,896
Total non-interest expense	643,181	570,184
Income before income taxes	336,712	404,690
Income taxes	55,523	64,919
Net income	281,189	339,771
Preferred stock dividends	3,338	3,338
Net income available to common shareholders	$277,851	$336,433

PER COMMON SHARE DATA
Earnings per common share - basic	$4.27	$5.18
Earnings per common share - diluted	4.27	5.17
Cash dividends per common share	$1.84	$1.74
Book value per common share at end of quarter	55.02	50.55

OUTSTANDING COMMON SHARES
Period-end common shares	63,989	64,120
Weighted-average common shares - basic	64,205	64,307
Dilutive effect of stock compensation	147	225
Weighted-average common shares - diluted	64,352	64,532

SELECTED ANNUALIZED RATIOS
Return on average assets	1.14%	1.35%
Return on average common equity	16.13	20.92
Net interest income to average earning assets	3.51	3.46

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Six Months Ended
	June 30,
	2024	2023
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$19,382	$17,493
Earning assets	45,705	46,911
Total assets	49,142	50,320
Non-interest-bearing demand deposits	13,827	15,930
Interest-bearing deposits	26,790	25,947
Total deposits	40,617	41,877
Shareholders' equity	3,610	3,388

Period-End Balance:
Loans	$19,996	$17,746
Earning assets	45,344	45,146
Total assets	48,843	48,597
Total deposits	40,318	40,701
Shareholders' equity	3,666	3,387
Adjusted shareholders' equity (1)	4,975	4,692

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$256,307	$233,619
As a percentage of period-end loans	1.28%	1.32%

Net charge-offs:	17,075	18,610
Annualized as a percentage of average loans	0.18%	0.21%

Non-accrual loans:	$74,987	$67,781
As a percentage of total loans	0.38%	0.38%
As a percentage of total assets	0.15	0.14

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	13.35%	13.42%
Tier 1 Risk-Based Capital Ratio	13.82	13.92
Total Risk-Based Capital Ratio	15.27	15.39
Leverage Ratio	8.62	8.11
Equity to Assets Ratio (period-end)	7.51	6.97
Equity to Assets Ratio (average)	7.35	6.73

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
TAXABLE-EQUIVALENT YIELD/COST AND AVERAGE BALANCES (UNAUDITED)

	2024		2023
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
TAXABLE-EQUIVALENT YIELD/COST(1)
Earning Assets:
Interest-bearing deposits	5.40%	5.40%	5.39%	5.33%	5.05%
Federal funds sold	5.78	5.76	5.73	5.65	5.35
Resell agreements	5.60	5.60	5.60	5.53	5.26
Securities(2)	3.38	3.32	3.24	3.24	3.24
Loans, net of unearned discounts	7.08	7.00	6.92	6.83	6.64
Total earning assets	5.23	5.13	5.00	4.92	4.77

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	0.39%	0.42%	0.40%	0.38%	0.41%
Money market deposit accounts	2.83	2.82	2.83	2.78	2.68
Time accounts	4.77	4.73	4.59	4.34	3.77
Total interest-bearing deposits	2.39	2.34	2.27	2.12	1.87
Total deposits	1.58	1.54	1.46	1.35	1.18
Federal funds purchased	5.39	5.38	5.40	5.32	4.97
Repurchase agreements	3.75	3.76	3.75	3.67	3.52
Junior subordinated deferrable interest debentures	7.47	7.34	7.45	7.34	6.84
Subordinated notes payable and other notes	4.69	4.69	4.69	4.69	4.69
Total interest-bearing liabilities	2.59	2.54	2.48	2.33	2.11

Net interest spread	2.64	2.59	2.52	2.59	2.66
Net interest income to total average earning assets	3.54	3.48	3.41	3.44	3.45

AVERAGE BALANCES
($ in millions)
Earning Assets:
Interest-bearing deposits	$7,156	$7,356	$7,047	$6,747	$6,880
Federal funds sold	5	5	3	13	22
Resell agreements	85	85	86	85	85
Securities - carrying value(2)	18,629	19,324	19,834	20,557	21,278
Securities - amortized cost(2)	20,400	20,813	21,969	22,250	22,737
Loans, net of unearned discount	19,652	19,112	18,609	17,965	17,664
Total earning assets	45,527	45,883	45,579	45,366	45,929

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	$9,716	$9,918	$9,986	$10,202	$10,862
Money market deposit accounts	11,009	11,058	11,219	11,144	11,431
Time accounts	6,106	5,773	5,282	4,659	3,483
Total interest-bearing deposits	26,831	26,748	26,487	26,005	25,776
Total deposits	40,510	40,724	41,184	40,828	41,007
Federal funds purchased	40	33	18	21	33
Repurchase agreements	3,827	3,787	3,761	3,536	3,719
Junior subordinated deferrable interest debentures	123	123	123	123	123
Subordinated notes payable and other notes	100	100	99	99	99
Total interest-bearing liabilities	30,921	30,791	30,488	29,785	29,750

(1) Taxable-equivalent basis assuming a 21% tax rate.
(2) Average securities include unrealized gains and losses on securities available for sale while yields are based on average amortized cost.